THIS AGREEMENT is made the      day of                  2002

B E T W E E N:-

(1) AUTHORISZOR INC of Windsor House Cornwall Road Harrogate HG1 2PW ("the Company") ; and

(2)  PAUL  AYRES of  Osborne  Cottage  Avenue  Road  Bray  Berks  SL6 1UG  ("the
     Employee")

WHEREAS:

A. The Employee's employment with the Company terminated on 29th March 2002 ("Termination Date") by reason of resignation by the Employee

B. The parties have entered into this Agreement for the purposes of recording and implementing the terms and conditions on which they have agreed to settle all outstanding claims referred to in clause 2 of this Agreement that the Employee has or may have against the Company or any of its Group companies or any of its or their officers or employees following the termination of the Employee's employment on the Termination Date ("Termination")

NOW IT IS AGREED AS FOLLOWS:

1. Subject to and in consideration of the Employee complying with his obligations under this Agreement the Company will pay to the Employee by way of compensation for the loss of the Employee's employment and without any admission of liability whatsoever on the part of the Company the following sums:-



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1.1  a payment of (pound)15,000 by the date of this Agreement; and

1.2  a payment of(pound)5,000 on 31st May 2002 (together called "Compensation").

2. The Company and the Employee believe that the Compensation falls within S19 and S148 of the Income and Corporation Taxes Act 1988 and as amended and that the Compensation can be paid without deduction of income tax and national insurance and the Company shall use reasonable endeavours subject to statutory provisions in force from time to time and shall provide such information to the Inland Revenue as is reasonably requested to procure that the Compensation can be paid without deduction of income tax or national insurance.

3. The Employee agrees to accept the Compensation in full and final settlement of all contractual and/or statutory claims (including a basic award in an Employment Tribunal) which the Employee has or may have against the Company any of its Group companies or any of its or their officers or employees arising out of his contract of employment and/or its termination whether arising by statute common law or under contract or otherwise and accordingly the Employee (having warranted that he has raised the possibility of pursuing the claims referred to at sub-clauses (a) to (q) below and that he is not aware of any other claims which he has against the Company or against any Group companies or any of its or their officers agents or employees) hereby agrees to waive discharge and release any and all such claims complaints and actions and without prejudice to the generality of the foregoing the Employee agrees to refrain


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


     from instituting or continuing any complaint against the Company or any of its Group Companies or any of its or their officers or employees in the employment tribunal or any other court or tribunal in respect of:-

     (a)  unfair dismissal;

     (b)  statutory redundancy pay;

     (c)  contractual enhanced redundancy pay;

     (d) wrongful dismissal or any claim for breach of any express or implied term of the Employee's contract of employment;

     (e)  holiday pay;

     (f)  outstanding pay, overtime, bonuses or commission;

     (g)  unlawful deductions from wages;

     (h) any claim under the Employment Rights Act 1996 and/or the Sex Discrimination Act 1975 and/or the Race Relations Act 1976 and/or the Disability Discrimination Act 1995 and/or the Equal Pay Act 1970 and/or the Trade Union and Labour Relations (Consolidation) Act 1992 and/or the Working Time Regulations 1998 and/or under any provision of European Community Law and/or the National Minimum Wage Act 1998;

     (i) any claim under the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2001;

     (j)  any claim under the Maternity and Parental Leave etc Regulations 1999;

     (k)  any claim under the Data Protection Act 1998;

     (l)  any claim under European Union Law;



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


     (m) any claim relating to the manner of the circumstances surrounding the Termination;

     (n)  any claim for a protective award under the Collective Redundancies and
          Transfer  of  Undertakings   (Protection  of  Employment)  (Amendment)
          Regulations 1999;

     (o) any claim at common law, whether or not such claim comes within the jurisdiction of an Employment Tribunal;

     (p) any claim for personal injury resulting from the Employee's employment with the Company and of which he was aware at the date of this Agreement provided always that nothing in this Agreement excludes the Employee's right to pursue any claim for personal injury other than as provided in this sub-clause;

     (q) subject to clauses 11 and 12 below any claim in relation to the Company's or any Group company's share options, bonus schemes or any long term incentive plans applying to you; but excluding any accrued benefits to which the Employee is entitled under the Company's pension scheme.

4. Notwithstanding the provisions of this Agreement in the event that the Employee brings any claim against the Company or any Group company or any of its or their officers agents or employees then the sums paid to the Employee under clause 1 of this Agreement shall be set off against any sum which the Employee is awarded in connection with such claim or which the Company or any Group company or any of its or their officers agents or employees is ordered to pay to or regarding the Employee in connection with such claim.

5. Nothing in clause 4 above shall prevent the Employee from taking or instigating proceedings against the Company to recover any liability incurred by the Employee in his capacity as an officer and director of the Company resulting from any group or class actions involving the Company if the Employee shall be found not to be responsible for such liability and nothing in this Agreement shall prevent the Company or any Group Company from taking or instigating proceedings against the Employee or making the Employee a party to any proceedings relating to group or class actions involving the Company or any Group Company.

6.1 Subject to clauses 6.2 and 8 below the Employee will return forthwith to the Company all property belonging to the Company and to any Group companies including but not limited to all telecommunications equipment (including hardware and software), Company credit cards, keys, documents, files, lists, maps, technical information, memoranda, correspondence including all or any copies thereof in the Employee's possession or control and further shall use his best endeavours to prevent the publication or disclosure of any information concerning the business dealings transactions or affairs of the Company, its subsidiaries or associates or its or their clients or customers.

6.2 The Employee will be allowed to retain the Company's laptop computer, printer and mobile phone.

7. The Employee shall sign and forthwith deliver to the Company a formal letter of resignation as Chief Executive Officer of the Company and as a director of all Group companies in which he shall hold office in the form of the draft letter of resignation at Schedule 1.

8.1 The Company shall allow the Employee to retain his Company vehicle, an Audi S6 registration number RF51 FJO ("the Car") until 31st December 2002, or until the Employee can arrange for the vehicle to be leased to him.

8.2 During his continued use of the Car the Employee agrees to maintain the Car in a good and roadworthy condition and shall indemnify and keep indemnified the Company and its Group companies in respect of all costs claims damages and expenses arising from the continued use of the Car including in relation to the leasing arrangements.

8.3 Subject to clause 8.1 above the Employee shall return the Car in a good and roadworthy condition on or before 31st December 2002 (as determined by clause 8.1) together with all sets of keys and any documentation relating to the Car to such location as the Company shall reasonably require.

8.4 During the continued use of the Car after the Termination Date the Employee shall be responsible for all fuel costs in relation to the Car.

9.1 The Employee undertakes that he will within 120 days of the date of this Agreement submit to the Company documentation satisfactory to the Company in relation to all outstanding expenses incurred by the Employee on Company business.

9.2 In his capacity as a non-executive director the Employee will be entitled to submit claims for expenses incurred on Company business after the Termination Date in accordance with the Company's expenses policy.

10. The Company shall reimburse the Employee the cost of providing healthcare benefits for the Employee until 31st December 2002 in line with the Company's existing arrangements provided such cover is available at reasonable commercial rates and is agreed in advance with the Company.

11.1 The Employee has the benefit of the following stock options with the Company in accordance with the 2000 Omnibus Stock and Incentive Plan of Authoriszor Inc ("2000 Plan") and the stock option agreements executed by Employee with respect to such stock options:

     11.1.1 an option to purchase 200,000 shares at an exercise price of $9.75 per share which vests as to 25% each year on the first four anniversaries of 7th October 2000 and which is for a 10 year term; and

     11.1.2 an option to purchase 200,000 shares at an exercise price of $1.50 per share, which is fully vested and which is for a 10 year term;

     called "the Stock Options".

11.2 If the Company re-prices the stock options under the 2000 Plan then the Employee will be entitled to have the Stock Options re-priced in line with the re-pricing of the other options as the Company may from time to time determine.

12.1 The Employee will be granted 40,142 of the Company's Series A Cumulative Redeemable Preferred Stock ("the Preferred Stock") in accordance with the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions relating to the Preferred Stock dated December 4, 2001 (the "Certificate") and the Company will deliver the relevant stock certificate within 5 working days of the date of this Agreement.

12.2 Subject to the approval of the Company, the passing by the Board of Directors of the necessary resolutions and the written approval of the holders of the Preferred Stock the Company may in its discretion grant to the Employee additional Preferred Stock taking into account any amounts received by the Company from any tax rebates.

13. Neither the Employee nor the Company shall make any public statement or other communication in relation to the terms of this Agreement or circumstances giving rise to the execution of this Agreement except to their professional advisers, as required by law or as agreed between the parties.

14. The Employee agrees and undertakes that he will not make or publish or cause to be made or published any derogatory or defamatory comments or such other remarks comments or statements about the Company or any Group companies (including its or their officers managers or employees) or its or their business in any capacity whatsoever.

15. Subject to clauses 16 and 17 below the Company shall use all reasonable endeavours to ensure that its officers and directors will not make or publish or cause to be published any derogatory or defamatory comments or such other remarks comments or statements bout the Employee.

16. Nothing contained in paragraph 13 of this Agreement shall be construed to limit or otherwise restrict the Company or any Group companies from prosecuting, defending, providing testimony or evidence or responding to government process in any judicial or administrative proceeding including an informal proceeding of the Securities and Exchange Commission or NASDAQ.

17.1 The Employee agrees to fully co-operate in good faith with the Company and any Group companies and its or their legal and professional advisers in its or their defence of, or other participation in, any administrative, judicial or other proceeding, including an informal investigation by the Securities and Exchange Commission or NASDAQ, arising from any charge, complaint or other action which has or may be filed or brought relating to events that occurred, in whole or in part, during the Employee's period of employment with the Company or any Group companies.

17.2 The Employee shall comply with all reasonable requests to provide information to and assist the Company and any Group companies in responding to or complying with any requirements or orders for discovery, enquiries, investigations, requests for information, subpoenas or witness summons by any opposing party or any federal, state, or local government agency (including without limitation the Securities and Exchange Commission, NASDAQ or the NASD).

17.3 At the request of the Company or any Group Company and on condition that the Employee is satisfied with any entry such approval not to be unnecessary withheld, the Employee shall also sign any unsigned entries in the minute books of the board of directors or the statutory books for meetings during the time that he is a director of the Company and the Company shall at the time provide the Employee with a copy of such entry.

18. The Employee acknowledges and agrees that save to the extent expressly provided in this Agreement all payments and benefits which the Employee received or was entitled to in connection with his employment with the Company or any Group company shall cease with effect from the Termination Date.

19. The Company will pay direct to the Employee's legal advisers a sum of (pound)1,250 and VAT as a contribution towards the Employee's legal costs of obtaining independent legal advice on the terms of this Agreement on receipt by the Company of an appropriate invoice addressed to the Employee but marked payable by the Company.

20. The Employee has received independent legal advice from a relevant independent adviser (within the meaning of the Employment Rights (Dispute Resolution) Act 1998) as to the full nature, terms and effect of this Agreement and in particular its effect on his ability to pursue his rights before an Employment Tribunal.

21. The adviser was and is Gerard Gibbs of Charsley Harrison Solicitors of Madeira House Madeira Walk Windsor Berkshire SL4 1EU ("Relevant Independent Adviser") a solicitor of the Supreme Court and who has in force an indemnity provided for members of the Solicitors' profession covering the risk of a claim by the Employee in respect of loss arising in consequence of the advice.

22. The conditions regulating compromise agreements under Section 203 of the Employment Rights Act 1996 as amended by Section 10(1) of the Employment Rights

     (Dispute Resolution Act 1998), Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976, Section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, Section 9(3) of the Disability Discrimination Act 1995, Regulation 35(2) of the Working Time Regulations 1998 Section 49 of the National Minimum Wage Act 1998 and
     Section 18 of the Employment Relations Act 1999 are satisfied.

23. The Company shall receive the benefit of all provisions of this Agreement on its behalf and as trustee on behalf of all other relevant Group Companies.

24. In this Agreement the words "Group company/companies" shall mean the Company together with all companies which are at the Termination Date or were at the relevant time either:

     24.1 a holding company of the Company as defined by section 736 of the Companies Act 1985 or any statutory modification or re-enactment thereof ("Holding Company");

     24.2 a subsidiary company of the Company as defined by section 736 of the Companies Act 1985 or any statutory modification or re-enactment thereof ("Subsidiary Company); and/or

     24.3 a company in which the Company or any Holding Company is directly or indirectly beneficially interested in ten percent or more of that company's issued ordinary share capital ("Associated Company").

25. The validity, construction and performance of this contract will be governed by English Law.


IN WITNESS whereof the parties have set their hands the day and date first before written

                                   SCHEDULE 1

The Directors
Authoriszor Inc
Windsor House
Cornwall Road
Harrogate
HG1 2PW


Dear Sirs

I hereby resign as a director of all Group companies in which I hold such office (other than the Company) and from the position of Chief Executive Officer of the Company with effect from the date of this letter but for the avoidance of doubt confirm that I will remain as a non-executive director of the Company.

I confirm no sums are outstanding to me in connection with my office(s) and I have no claims in connection with my office(s) or loss of offices).

Yours faithfully


PAUL AYRES

                             SOLICITORS CERTIFICATE
                             ----------------------

I hereby certify as follows:-

1. I am a solicitor of the Supreme Court of England and Wales holding a current practising certificate.

2. I have advised Paul Ayres of Osborne Cottage Avenue Road Bray Berks SL6 1UG of the terms and effects of the Agreement appearing above and in particular its effect on his ability to pursue a claim to an Employment Tribunal following its signing.

3. I am not acting (and have not acted) in relation to this matter for the Company and/or any Group company.

4. There is in force a contract of insurance or an indemnity provided for members of the Solicitors' profession covering the risk of a claim by Paul Ayres in respect of loss arising in consequence of the advice I have given.

5.   The  conditions   regulating   Compromise  Agreements  under  the  relevant
     legislation as set out in clause 22 of this Agreement have accordingly been satisfied.

Signed..............................
Name of Solicitor:         Gerard Gibbs
Firm:                      Charsley Harrison Solicitors
Address:                   Madeira House
                           Madeira Walk
                           Windsor
                           Berkshire
                           SL4 1EU

SIGNED on behalf of        )
AUTHORISZOR INC            )
in the presence of:-       )






SIGNED by                  )
PAUL AYRES in the          )
presence of:-              )



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